RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2003-S3 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S3

       $ 390,275                  0.00%            CLASS A-P CERTIFICATES

--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated February 24, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated February 24, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue. UBS Investment Bank


                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                              CREDIT SCORE DISTRIBUTION

                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       VALUE
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE        RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------
520 - 539 .......................             2    $      719,620            0.87%    $   359,810        66.55%
540 - 559 .......................             1           589,254            0.71         589,254        69.00
580 - 599 .......................             2           347,609            0.42         173,805        75.00
600 - 619 .......................             2           627,621            0.76         313,810        73.45
620 - 639 .......................             1           125,334            0.15         125,334        59.00
640 - 659 .......................             5           799,377            0.97         159,875        58.24
660 - 679 .......................             8         2,782,908            3.37         347,863        65.93
680 - 699 .......................            17         4,557,645            5.52         268,097        63.75
700 - 719 .......................            17         5,020,545            6.08         295,326        55.50
720 - 739 .......................            20         6,617,083            8.02         330,854        53.63
740 - 759 .......................            28         9,238,052           11.20         329,930        53.67
760 - 779 .......................            40        13,509,099           16.37         337,727        58.95
780 - 799 .......................            58        20,247,598           24.54         349,097        58.34
800 or greater ..................            47        17,326,938           21.00         368,658        54.09
                                            ---    --------------          ------     -----------        -----
Total ...........................           248    $   82,508,683          100.00%    $   332,696        57.36%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 759.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                        MORTGAGE RATES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
MORTGAGE RATES (%)                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
5.000 - 5.124 ...................             1    $      340,539            0.41%    $   340,539           812        80.00%
5.250 - 5.374 ...................             7         3,049,800            3.70         435,686           769        60.96
5.375 - 5.499 ...................            13         4,875,819            5.91         375,063           767        53.45
5.500 - 5.624 ...................            38        11,763,351           14.26         309,562           760        57.40
5.625 - 5.749 ...................            76        27,235,292           33.01         358,359           764        56.05
5.750 - 5.874 ...................            57        18,465,731           22.38         323,960           768        60.32
5.875 - 5.999 ...................            35        11,108,385           13.46         317,382           739        58.29
6.000 - 6.124 ...................            15         3,655,633            4.43         243,709           761        43.91
6.125 - 6.249 ...................             3         1,082,528            1.31         360,843           679        71.77
6.250 - 6.374 ...................             3           931,604            1.13         310,535           631        62.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           248    $   82,508,683          100.00%    $   332,696           759        57.36%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average mortgage rate was approximately 5.6702% per annum.


                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
ORIGINAL MORTGAGE LOAN               MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
BALANCE ($)                           LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
100,000 or less .................            10    $      569,040            0.69%    $    56,904           703        69.05%
100,001 - 200,000 ...............            37         5,113,389            6.20         138,200           743        54.83
200,001 - 300,000 ...............            22         4,769,690            5.78         216,804           753        61.90
300,001 - 400,000 ...............            81        25,968,227           31.47         320,595           761        59.22
400,001 - 500,000 ...............            55        21,239,020           25.74         386,164           757        57.37
500,001 - 600,000 ...............            21         9,999,634           12.12         476,173           766        58.12
600,001 - 700,000 ...............            12         6,819,519            8.27         568,293           757        51.78
700,001 - 800,000 ...............             2         1,361,501            1.65         680,750           785        39.95
800,001 - 900,000 ...............             3         2,347,727            2.85         782,576           776        59.77
900,001 - 1,000,000 .............             5         4,320,935            5.24         864,187           751        53.85
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           248    $   82,508,683          100.00%    $   332,696           759        57.36%
                                            ===    ==============          ======





                                                 ORIGINAL LTV RATIOS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT
ORIGINAL LTV RATIO (%)                LOANS            BALANCE          LOANS           BALANCE        SCORE
---------------------------------   -----------    --------------    -------------    -----------    ----------
00.01 - 50.00 ...................            79    $   28,308,449           34.31%    $   358,335          768
50.01 - 55.00 ...................            21         6,632,846            8.04         315,850          772
55.01 - 60.00 ...................            28         8,395,471           10.18         299,838          776
60.01 - 65.00 ...................            26         7,252,207            8.79         278,931          757
65.01 - 70.00 ...................            39        14,118,430           17.11         362,011          734
70.01 - 75.00 ...................            29         8,208,759            9.95         283,061          746
75.01 - 80.00 ...................            22         8,606,489           10.43         391,204          757
80.01 - 85.00 ...................             1           412,148            0.50         412,148          735
85.01 - 90.00 ...................             1           311,167            0.38         311,167          813
90.01 - 95.00 ...................             2           262,719            0.32         131,359          713
                                            ---    --------------          ------     -----------          ---
Total ...........................           248    $   82,508,683          100.00%    $   332,696          759
                                            ===    ==============          ======


The weighted average LTV ratio at origination of the mortgage loans was approximately 57.36%.


                                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          STATE                       LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Alabama .........................             2    $      793,057            0.96%    $   396,528           732        59.21%
Arizona .........................             1           221,712            0.27         221,712           804        69.00
California ......................            92        30,998,216           37.57         336,937           775        57.12
Colorado ........................             9         3,577,308            4.34         397,479           784        45.87
Connecticut .....................             4         1,129,863            1.37         282,466           785        47.94
District of Columbia ............             3         1,330,953            1.61         443,651           790        60.06
Delaware ........................             1           152,255            0.18         152,255           732        64.00
Florida .........................            15         5,895,775            7.15         393,052           755        52.60
Georgia .........................             7         2,167,805            2.63         309,686           782        57.50
Illinois ........................             6         2,356,138            2.86         392,690           724        59.33
Indiana .........................             2           427,578            0.52         213,789           627        72.36
Louisiana .......................             1            58,155            0.07          58,155           678        73.00
Massachusetts ...................             4         1,343,393            1.63         335,848           780        41.54
Maryland ........................             7         2,654,042            3.22         379,149           736        74.55
Maine ...........................             1           342,696            0.42         342,696           792        62.00
Michigan ........................             5         1,167,341            1.41         233,468           661        54.20
Minnesota .......................             2           407,980            0.49         203,990           783        71.74
Mississippi .....................             1           307,769            0.37         307,769           776        74.00
North Carolina ..................             4         1,853,340            2.25         463,335           721        70.90
New Hampshire ...................             2           758,080            0.92         379,040           761        61.14
New Jersey ......................            13         4,297,731            5.21         330,595           756        53.46
New Mexico ......................             1           500,241            0.61         500,241           678        69.00
Nevada ..........................             4         1,298,834            1.57         324,708           745        65.17
New York ........................            16         4,194,362            5.08         262,148           775        48.42
Ohio ............................             2           395,877            0.48         197,939           735        65.27
Pennsylvania ....................             1           340,539            0.41         340,539           812        80.00
South Carolina ..................             4         2,038,106            2.47         509,527           735        56.06
Tennessee .......................             4         1,015,033            1.23         253,758           703        52.05
Texas ...........................            13         3,667,177            4.44         282,091           718        66.62
Utah ............................             1           392,886            0.48         392,886           779        69.00
Virginia ........................            15         4,964,724            6.02         330,982           731        56.72
Washington ......................             4         1,110,094            1.35         277,523           763        57.11
West Virginia ...................             1           349,624            0.42         349,624           814        73.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           248    $   82,508,683          100.00%    $   332,696           759        57.36%
                                            ===    ==============          ======


----------
         No more than 1.2% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.1% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.





                                              LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        LOAN PURPOSE                  LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Purchase ........................            12    $    5,392,344            6.54%    $   449,362           762        68.99%
Rate/Term Refinance .............           184        62,359,160           75.58         338,908           759        56.77
Equity Refinance ................            52        14,757,179           17.89         283,792           757        55.62
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           248    $   82,508,683          100.00%    $   332,696           759        57.36%
                                            ===    ==============          ======


                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
      DOCUMENTATION TYPE              LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Full Documentation ..............           176    $   63,132,325           76.52%    $   358,706           759        59.57%
Reduced Documentation ...........            72        19,376,357           23.48         269,116           756        50.15
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           248    $   82,508,683          100.00%    $   332,696           759        57.36%
                                            ===    ==============          ======


         No more than 35.8% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 22.3% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.


                                           OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        OCCUPANCY TYPE                LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Primary Residence ...............           241    $   79,889,165           96.83%    $   331,490           758        57.95%
Second/Vacation .................             7         2,619,518            3.17         374,217           781        39.50
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           248    $   82,508,683          100.00%    $   332,696           759        57.36%
                                            ===    ==============          ======





                                                  MORTGAGED PROPERTY TYPES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          PROPERTY TYPE               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Single Family Detached ..........           187    $   60,721,595           73.59%    $   324,714           761        56.21%
Planned Unit Developments .......            47        17,183,200           20.83         365,600           746        62.46
(detached)
Condo Low-Rise (less than 5 .....             6         1,500,450            1.82         250,075           741        61.44
(stories)
Planned Unit Developments .......             2         1,073,926            1.30         536,963           807        48.88
(attached)
Townhouse .......................             2           944,024            1.14         472,012           780        65.01
Two- to four-family Units .......             2           382,620            0.46         191,310           740        56.71
Leasehold .......................             1           379,972            0.46         379,972           796        25.00
Condo Mid-Rise (5 to 8 stories) .             1           322,895            0.39         322,895           801        28.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           248    $   82,508,683          100.00%    $   332,696           759        57.36%
                                            ===    ==============          ======





                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        NET MORTGAGE RATE (%)         LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
4.720 ...........................             1    $      340,539            0.41%    $   340,539           812        80.00%
4.970 ...........................             7         3,049,800            3.70         435,686           769        60.96
5.095 ...........................            12         3,989,067            4.83         332,422           760        49.77
5.170 ...........................             1           886,753            1.07         886,753           799        70.00
5.220 ...........................            37        11,449,659           13.88         309,450           759        57.68
                                             --    --------------           -----     -----------           ---        -----
Total ...........................            58    $   19,715,817           23.90%    $   339,928           763        57.53%
                                             ==    ==============           =====


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.997105685%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                       CLASS A-P CERTIFICATES
                                                           --------------------------------------------------
                                                            0%        100%      250%        400%         500%
                                                           ----       ----      ----        ----         ----
DISTRIBUTION DATE
April 2005.............................................    100%       100%      100%        100%         100%
April 2006.............................................     94         89        80          72           66
April 2007.............................................     88         78        64          51           43
April 2008.............................................     82         68        50          36           28
April 2009.............................................     75         59        39          25           18
April 2010.............................................     68         50        30          17           11
April 2011.............................................     60         42        23          12            7
April 2012.............................................     52         34        17           8            4
April 2013.............................................     44         27        12           5            3
April 2014.............................................     35         20         8           3            1
April 2015.............................................     26         14         5           2            1
April 2016.............................................     16          8         3           1            *
April 2017.............................................      5          3         1           *            *
April 2018.............................................      0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........      7.0        5.4       3.8         2.8          2.3


----------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                               ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................        20,138,227.12        $64,084,096.80
Weighted average mortgage rate .................         5.4266456860%               5.7478%
Weighted average servicing fee rate.............         0.2800000000%               0.3300%
Weighted average original term to maturity
(months) .......................................                  180                   179
Weighted average remaining term
to maturity (months) ...........................                  150                   149

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                  PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                    CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              100%            250%             400%            500%
------------------------------         ----             ----            ----             ----            ----
$310,815......................         3.6%             4.8%            7.0%             9.8%            11.9%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                           JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  ---------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ---------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio ............   159,458    $ 41,799,848       156,842    $ 41,837,077       142,330    $ 38,092,093
Period of Delinquency
   30 to 59 days ................     2,081         485,414         2,147         488,965         1,968         469,058
   60 to 89 days ................       297          66,720           336          72,625           327          75,698
   90 days or more ..............       301          69,148           307          68,860           333          76,136
Foreclosures Pending ............       419         100,940           340          81,219           350          91,964
Total Delinquent Loans ..........     3,098    $    722,221         3,130    $    711,669         2,978    $    712,856
Percent of Loan
    Portfolio ...................     1.943%          1.728%        1.996%          1.701%        2.092%          1.871%

[TABLE CONTINUED]


                                      AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                     BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                      OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                     LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  --------------------------------------------------------------------------------------
Total Loan Portfolio ............   104,754    $ 29,652,506        61,336    $ 19,562,648        51,674    $ 17,633,235
Period of Delinquency
   30 to 59 days ................     1,391         350,118           813         202,438           354         101,882
   60 to 89 days ................       256          59,355           180          37,722            80          18,514
   90 days or more ..............       277          67,047           229          51,671            99          22,840
Foreclosures Pending ............       333          80,326           243          58,402           139          31,349
Total Delinquent Loans ..........     2,257    $    556,846         1,465    $    350,233           672    $    174,585
Percent of Loan
    Portfolio ...................     2.155%          1.878%        2.388%          1.790%        1.300%          0.990%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.





                                JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  ---------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ---------------------------------------------------------------------------------------
                                                                                                      (Dollar Amounts in Thousands)
Total Loan Portfolio ............    31,572    $  5,733,023        29,442    $  5,424,670        26,174    $  4,923,160
Period of Delinquency
   30 to 59 days ................       476          87,173           481          80,450           436          72,245
   60 to 89 days ................        72          13,317            85          14,464            71          13,138
   90 days or more ..............        68          14,146            57          12,443            64          12,292
Foreclosures Pending ............       113          23,846            87          17,435            79          22,361
Total Delinquent Loans ..........       729    $    138,482           710    $    124,791           650    $    120,036
Percent of Loan
    Portfolio ...................     2.309%          2.416%        2.412%          2.300%        2.483%          2.438%

[TABLE CONTINUED]


                                      AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                     BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                      OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                     LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  --------------------------------------------------------------------------------------
Total Loan Portfolio ............    20,813    $  4,388,764        15,134    $  3,902,833        12,980    $  3,701,651
Period of Delinquency
   30 to 59 days ................       303          56,489           221          45,326            80          18,542
   60 to 89 days ................        62          12,354            38           7,098            21           4,011
   90 days or more ..............        66          16,163            55           9,585            15           2,980
Foreclosures Pending ............        68          14,099            53          11,232            26           5,253
Total Delinquent Loans ..........       499    $     99,105           367    $     73,241           142    $     30,786
Percent of Loan
    Portfolio ...................     2.398%          2.258%        2.425%          1.877%        1.094%          0.832%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                           JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $     41,799,848     $     41,837,077     $     38,092,093     $     29,652,506
Average Portfolio Balance .......    $     41,744,291     $     41,712,987     $     40,578,437     $     34,185,451
Foreclosed Loans ................    $         36,732     $         18,166     $         11,865     $         13,924
Liquidated Foreclosed Loans .....    $         40,097     $         57,997     $         35,574     $         30,193
Foreclosed Loans Ratio ..........               0.088%               0.043%               0.031%               0.047%
Gross Loss ......................    $          6,022     $         16,608     $          9,085     $          5,871
Gross Loss Ratio ................               0.014%               0.040%               0.022%               0.017%
Covered Loss ....................    $          3,549     $          6,438     $          5,451     $          3,056
Net Loss ........................    $          2,473     $         10,170     $          3,633     $          2,816
Net Loss Ratio ..................               0.006%               0.024%               0.009%               0.008%
Excess Recovery .................    $            333     $             39     $              5     $            108

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $     19,562,648     $     17,633,235
Average Portfolio Balance .......    $     23,080,737     $     17,999,485
Foreclosed Loans ................    $          9,435     $          2,109
Liquidated Foreclosed Loans .....    $         28,302     $         16,609
Foreclosed Loans Ratio ..........               0.048%               0.012%
Gross Loss ......................    $          5,331     $          2,922
Gross Loss Ratio ................               0.023%               0.016%
Covered Loss ....................    $          4,219     $          1,648
Net Loss ........................    $          1,112     $          1,274
Net Loss Ratio ..................               0.005%               0.007%
Excess Recovery .................    $             18     $             68





                                JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $      5,733,023     $      5,424,670     $      4,923,160     $      4,388,764
Average Portfolio Balance .......    $      6,483,857     $      5,497,288     $      5,208,164     $      4,572,334
Foreclosed Loans ................    $          7,705     $          2,749     $            841     $          3,323
Liquidated Foreclosed Loans .....    $          7,487     $         10,220     $          5,253     $          3,685
Foreclosed Loans Ratio ..........               0.134%               0.051%               0.017%               0.076%
Gross Loss ......................    $          1,142     $          4,343     $          1,657     $          1,047
Gross Loss Ratio ................               0.018%               0.079%               0.032%               0.023%
Covered Loss ....................    $            561     $            895     $          1,202     $            462
Net Loss ........................    $            581     $          3,449     $            456     $            585
Net Loss Ratio ..................               0.009%               0.063%               0.009%               0.013%
Excess Recovery .................    $            148     $             25     $              0     $              0

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $      3,902,833     $      3,701,651
Average Portfolio Balance .......    $      4,082,685     $      3,702,764
Foreclosed Loans ................    $          2,051     $            798
Liquidated Foreclosed Loans .....    $          5,319     $          2,680
Foreclosed Loans Ratio ..........               0.053%               0.022%
Gross Loss ......................    $          1,473     $            581
Gross Loss Ratio ................               0.036%               0.016%
Covered Loss ....................    $            884     $            227
Net Loss ........................    $            589     $            353
Net Loss Ratio ..................               0.014%               0.010%
Excess Recovery .................    $              0     $             15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                   APPENDIX A


                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:15                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S3(POOL #  4660)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4660
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JM43    90,000,000.00           0.00     5.250000  %          0.00
A-2     76111JM50    32,637,614.00  30,998,556.94     5.250000  %  1,350,351.11
A-3     76111JM68    22,500,000.00  22,500,000.00     5.250000  %          0.00
A-4     76111JM76    35,011,386.00  15,369,732.76     5.250000  %    461,729.69
A-5     76111JM84    10,000,000.00   9,497,801.20     5.750000  %    413,740.76
A-6     76111JM92    10,000,000.00   9,497,801.20     4.750000  %    413,740.76
A-P     76111JN26       710,797.56     423,633.17     0.000000  %     10,108.70
A-V     76111JN34             0.00           0.00     0.126117  %          0.00
R       76111JN42           100.00           0.00     5.250000  %          0.00
M-1     76111JN59     1,118,300.00   1,026,279.26     5.250000  %      4,541.13
M-2     76111JN67       406,700.00     373,234.17     5.250000  %      1,651.50
M-3     76111JN75       406,700.00     373,234.17     5.250000  %      1,651.50
B-1     76111JN83       203,400.00     186,662.97     5.250000  %        825.95
B-2     76111JN91       101,700.00      93,331.49     5.250000  %        412.98
B-3     76111JP24       203,320.56     186,590.07     5.250000  %        825.63

-------------------------------------------------------------------------------
                  203,300,018.12    90,526,857.40                  2,659,579.71
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2       135,618.69  1,485,969.80            0.00       0.00     29,648,205.83
A-3        98,437.50     98,437.50            0.00       0.00     22,500,000.00
A-4        67,242.58    528,972.27            0.00       0.00     14,908,003.07
A-5        45,510.30    459,251.06            0.00       0.00      9,084,060.44
A-6        37,595.46    451,336.22            0.00       0.00      9,084,060.44
A-P             0.00     10,108.70            0.00       0.00        413,524.47
A-V         9,514.18      9,514.18            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         4,489.97      9,031.10            0.00       0.00      1,021,738.13
M-2         1,632.90      3,284.40            0.00       0.00        371,582.67
M-3         1,632.90      3,284.40            0.00       0.00        371,582.67
B-1           816.65      1,642.60            0.00       0.00        185,837.02
B-2           408.33        821.31            0.00       0.00         92,918.51
B-3           816.33      1,641.96            0.00       0.00        185,764.44

-------------------------------------------------------------------------------
          403,715.79  3,063,295.50            0.00       0.00     87,867,277.69
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     949.780120   41.374076     4.155288    45.529364   0.000000  908.406044
A-3    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-4     438.992411   13.187987     1.920592    15.108579   0.000000  425.804425
A-5     949.780120   41.374076     4.551030    45.925106   0.000000  908.406044
A-6     949.780120   41.374076     3.759546    45.133622   0.000000  908.406044
A-P     595.996938   14.221630     0.000000    14.221630   0.000000  581.775308
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     917.713724    4.060744     4.014996     8.075740   0.000000  913.652980
M-2     917.713713    4.060733     4.014999     8.075732   0.000000  913.652980
M-3     917.713713    4.060733     4.014999     8.075732   0.000000  913.652980
B-1     917.713747    4.060767     4.014995     8.075762   0.000000  913.652980
B-2     917.713747    4.060767     4.015044     8.075811   0.000000  913.652980
B-3     917.713711    4.060731     4.014990     8.075721   0.000000  913.652980

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:15                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S3 (POOL #  4660)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4660
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       18,847.08
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,510.44

SUBSERVICER ADVANCES THIS MONTH                                        5,409.16
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    1     601,581.75

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      87,867,277.68

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          259

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,259,005.40

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.51470400 %     1.96746300 %    0.51541010 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.45074000 %     2.00860150 %    0.53116070 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,211,632.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,911,696.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.67094427
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              152.70

POOL TRADING FACTOR:                                                43.22049673

Run:        04/26/05     11:15:29                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S1(POOL #  4653)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4653
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JK94   298,241,000.00 103,788,729.24     5.000000  %  1,655,309.76
A-2     76111JL28     1,650,000.00   1,650,000.00     5.000000  %          0.00
A-P     76111JL36        37,154.58      26,429.72     0.000000  %        138.49
A-V     76111JL44             0.00           0.00     0.404918  %          0.00
R       76111JL51           100.00           0.00     5.000000  %          0.00
M-1     76111JL69     1,669,700.00   1,515,736.12     5.000000  %      6,973.04
M-2     76111JL77       607,200.00     551,209.78     5.000000  %      2,535.80
M-3     76111JL85       607,100.00     551,119.00     5.000000  %      2,535.38
B-1     76111JL93       303,600.00     275,604.89     5.000000  %      1,267.90
B-2     76111JM27       151,800.00     137,802.45     5.000000  %        633.96
B-3     76111JM35       303,615.76     275,619.20     5.000000  %      1,267.97

-------------------------------------------------------------------------------
                  303,571,270.34   108,772,250.40                  1,670,662.30
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       432,453.04  2,087,762.80            0.00       0.00    102,133,419.48
A-2         6,875.00      6,875.00            0.00       0.00      1,650,000.00
A-P             0.00        138.49            0.00       0.00         26,291.23
A-V        36,703.20     36,703.20            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         6,315.57     13,288.61            0.00       0.00      1,508,763.08
M-2         2,296.71      4,832.51            0.00       0.00        548,673.98
M-3         2,296.33      4,831.71            0.00       0.00        548,583.62
B-1         1,148.35      2,416.25            0.00       0.00        274,336.99
B-2           574.18      1,208.14            0.00       0.00        137,168.49
B-3         1,148.41      2,416.38            0.00       0.00        274,351.23

-------------------------------------------------------------------------------
          489,810.79  2,160,473.09            0.00       0.00    107,101,588.10
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     348.002888    5.550242     1.450012     7.000254   0.000000  342.452646
A-2    1000.000000    0.000000     4.166667     4.166667   0.000000 1000.000000
A-P     711.344909    3.727400     0.000000     3.727400   0.000000  707.617509
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     907.789494    4.176223     3.782458     7.958681   0.000000  903.613270
M-2     907.789489    4.176219     3.782460     7.958679   0.000000  903.613270
M-3     907.789501    4.176231     3.782458     7.958689   0.000000  903.613270
B-1     907.789489    4.176219     3.782444     7.958663   0.000000  903.613270
B-2     907.789489    4.176219     3.782477     7.958696   0.000000  903.613270
B-3     907.789502    4.176232     3.782445     7.958677   0.000000  903.613269

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:29                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S1 (POOL #  4653)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4653
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       22,621.53
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,817.03

SUBSERVICER ADVANCES THIS MONTH                                          740.93
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1      84,162.44

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     107,101,588.10

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          320

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,170,258.97

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.95888000 %     2.40750800 %    0.63345800 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.92564300 %     2.43322318 %    0.64053680 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,081,222.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,812,994.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.73361473
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              150.00

POOL TRADING FACTOR:                                                35.28054153

Run:        04/07/05     11:35:25                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S3(POOL #  4660)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4660
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JM43    90,000,000.00           0.00     5.250000  %          0.00
A-2     76111JM50    32,637,614.00  28,812,563.92     5.250000  %  1,009,971.09
A-3     76111JM68    22,500,000.00  22,500,000.00     5.250000  %          0.00
A-4     76111JM76    35,011,386.00  14,622,269.47     5.250000  %    345,342.50
A-5     76111JM84    10,000,000.00   8,828,023.99     5.750000  %    309,450.04
A-6     76111JM92    10,000,000.00   8,828,023.99     4.750000  %    309,450.04
A-P     76111JN26       710,797.56     411,303.73     0.000000  %     14,851.80
A-V     76111JN34             0.00           0.00     0.126893  %          0.00
R       76111JN42           100.00           0.00     5.250000  %          0.00
M-1     76111JN59     1,118,300.00   1,017,119.87     5.250000  %      4,648.11
M-2     76111JN67       406,700.00     369,903.11     5.250000  %      1,690.41
M-3     76111JN75       406,700.00     369,903.11     5.250000  %      1,690.41
B-1     76111JN83       203,400.00     184,997.03     5.250000  %        845.41
B-2     76111JN91       101,700.00      92,498.52     5.250000  %        422.71
B-3     76111JP24       203,320.56     184,924.78     5.250000  %        845.08

-------------------------------------------------------------------------------
                  203,300,018.12    86,221,531.52                  1,999,207.60
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2       126,054.97  1,136,026.06            0.00       0.00     27,802,592.83
A-3        98,437.50     98,437.50            0.00       0.00     22,500,000.00
A-4        63,972.43    409,314.93            0.00       0.00     14,276,926.97
A-5        42,300.95    351,750.99            0.00       0.00      8,518,573.95
A-6        34,944.26    344,394.30            0.00       0.00      8,518,573.95
A-P             0.00     14,851.80            0.00       0.00        396,451.93
A-V         9,117.40      9,117.40            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         4,449.90      9,098.01            0.00       0.00      1,012,471.76
M-2         1,618.33      3,308.74            0.00       0.00        368,212.70
M-3         1,618.33      3,308.74            0.00       0.00        368,212.70
B-1           809.36      1,654.77            0.00       0.00        184,151.62
B-2           404.68        827.39            0.00       0.00         92,075.81
B-3           809.05      1,654.13            0.00       0.00        184,079.70

-------------------------------------------------------------------------------
          384,537.16  2,383,744.76            0.00       0.00     84,222,323.92
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     882.802398   30.945004     3.862261    34.807265   0.000000  851.857395
A-3    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-4     417.643263    9.863720     1.827189    11.690909   0.000000  407.779543
A-5     882.802399   30.945004     4.230095    35.175099   0.000000  851.857395
A-6     882.802399   30.945004     3.494426    34.439430   0.000000  851.857395
A-P     578.651008   20.894543     0.000000    20.894543   0.000000  557.756466
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     909.523270    4.156407     3.979165     8.135572   0.000000  905.366863
M-2     909.523268    4.156405     3.979174     8.135579   0.000000  905.366863
M-3     909.523268    4.156405     3.979174     8.135579   0.000000  905.366863
B-1     909.523254    4.156391     3.979154     8.135545   0.000000  905.366863
B-2     909.523303    4.156441     3.979154     8.135595   0.000000  905.366863
B-3     909.523255    4.156392     3.979184     8.135576   0.000000  905.366863

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:25                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S3 (POOL #  4660)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4660
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       17,863.74
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,774.04

SUBSERVICER ADVANCES THIS MONTH                                       12,445.94
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     577,850.75

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     601,581.75


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      84,222,323.92

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          253

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,605,221.17

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.41365700 %     2.04745500 %    0.53631650 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.36453200 %     2.07652448 %    0.54912300 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              849,734.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,782,238.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.67097974
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              150.20

POOL TRADING FACTOR:                                                41.42760276

A-5     76111JM84    10,000,000.00   8,518,573.95     5.750000  %    371,661.53
A-6     76111JM92    10,000,000.00   8,518,573.95     4.750000  %    371,661.53
A-P     76111JN26       710,797.56     396,451.93     0.000000  %      6,176.35
A-V     76111JN34             0.00           0.00     0.127648  %          0.00
R       76111JN42           100.00           0.00     5.250000  %          0.00
M-1     76111JN59     1,118,300.00   1,012,471.76     5.250000  %      4,662.58
M-2     76111JN67       406,700.00     368,212.70     5.250000  %      1,695.67
M-3     76111JN75       406,700.00     368,212.70     5.250000  %      1,695.67
B-1     76111JN83       203,400.00     184,151.62     5.250000  %        848.04
B-2     76111JN91       101,700.00      92,075.81     5.250000  %        424.02
B-3     76111JP24       203,320.56     184,079.70     5.250000  %        847.72

-------------------------------------------------------------------------------
                  203,300,018.12    84,222,323.92                  2,387,457.45
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2       121,636.34  1,334,650.90            0.00       0.00     26,589,578.27
A-3        98,437.50     98,437.50            0.00       0.00     22,500,000.00
A-4        62,461.56    477,231.34            0.00       0.00     13,862,157.19
A-5        40,818.17    412,479.70            0.00       0.00      8,146,912.42
A-6        33,719.36    405,380.89            0.00       0.00      8,146,912.42
A-P             0.00      6,176.35            0.00       0.00        390,275.58
A-V         8,959.01      8,959.01            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         4,429.56      9,092.14            0.00       0.00      1,007,809.18
M-2         1,610.93      3,306.60            0.00       0.00        366,517.03
M-3         1,610.93      3,306.60            0.00       0.00        366,517.03
B-1           805.66      1,653.70            0.00       0.00        183,303.58
B-2           402.83        826.85            0.00       0.00         91,651.79
B-3           805.35      1,653.07            0.00       0.00        183,231.98

-------------------------------------------------------------------------------
          375,697.20  2,763,154.65            0.00       0.00     81,834,866.47
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     851.857394   37.166153     3.726876    40.893029   0.000000  814.691242
A-3    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-4     407.779543   11.846711     1.784036    13.630747   0.000000  395.932831
A-5     851.857395   37.166153     4.081817    41.247970   0.000000  814.691242
A-6     851.857395   37.166153     3.371936    40.538089   0.000000  814.691242
A-P     557.756461    8.689324     0.000000     8.689324   0.000000  549.067138
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     905.366864    4.169346     3.960976     8.130322   0.000000  901.197517
M-2     905.366856    4.169339     3.960979     8.130318   0.000000  901.197517
M-3     905.366856    4.169339     3.960979     8.130318   0.000000  901.197517
B-1     905.366839    4.169322     3.960964     8.130286   0.000000  901.197517
B-2     905.366839    4.169322     3.960964     8.130286   0.000000  901.197517
B-3     905.366845    4.169327     3.960987     8.130314   0.000000  901.197517

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:15                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S3 (POOL #  4660)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4660
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       17,420.92
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,112.72

SUBSERVICER ADVANCES THIS MONTH                                        9,165.64
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    1     429,581.35

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     601,581.75


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      81,834,866.47

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          247

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,999,591.65

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.36453200 %     2.08634500 %    0.54653820 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.29996700 %     2.12726349 %    0.56257550 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              849,734.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,782,238.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.67074743
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              149.10

POOL TRADING FACTOR:                                                40.25325095